Exhibit 99.1



SHIFT4

Q4 2020 SHAREHOLDER LETTER

INVESTORS.SHIFT4.COM

Safe Harbor Statement and Forward Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4 Payment, Inc.'s ("our", the "Company" or Shift4") anticipated financial performance, including our financial outlook for fiscal year 2021. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the effect of the COVID-19 global pandemic on our business and results of operations; our ability to differentiate ourselves from our competitors and compete effectively; our ability to anticipate and respond to changing industry trends and merchant and consumer needs; our ability to continue making acquisitions of businesses or assets; our ability to continue to expand our market share or expand into new markets; our reliance on third-party vendors to provide products and services; our ability to integrate our services and products with operating systems, devices, software and web browsers; our ability to maintain merchant and software partner relationships and strategic partnerships; the effects of global economic, political and other conditions on consumer, business and government spending; our compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; our ability to establish, maintain and enforce effective risk management policies and procedures; our ability to protect our systems and data from continually evolving cybersecurity risks, security breaches and other technological risks; potential harm caused by software defects, computer viruses and development delays; the effect of degradation of the quality of the products and services we offer; potential harm caused by increased customer attrition; potential harm caused by fraud by merchants or others; potential harm caused by damage to our reputation or brands; our ability to recruit, retain and develop qualified personnel; our reliance on a single or limited number of suppliers; the effects of seasonality and volatility on our operating results; the effect of various legal proceedings; our ability to raise additional capital to fund our operations; our ability to protect, enforce and defend our intellectual property rights; our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; our compliance with laws, regulations and enforcement activities that affect our industry; our dependence on distributions from Shift4 Payments, LLC to pay our taxes and expenses, including payments under the Tax Receivable Agreement; and the significant influence Rook and Searchlight have over us, including control over decisions that require the approval of stockholders. These and other important factors are discussed under the caption "Risk Factors" in our final prospectus filed pursuant to Rule 424(b)(4) on December 4, 2020 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Any such forward-looking statements represent management's estimates as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures and Key Performance Indicators

We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and assessment fees; adjusted net loss; earnings before interest expense, income taxes, depreciation, and amortization, or EBITDA; and adjusted EBITDA. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non-cash and other non-recurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, equity-based compensation expense and other nonrecurring items.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this presentation. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of EBITDA and adjusted EBITDA, gross revenue less network fees, and adjusted net loss to its most directly comparable GAAP financial measure are presented at the end of this presentation.

We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

In addition, we present end-to-end payment volume, a key performance indicator, which is defined as the total dollar amount of card payments that we authorize and settle on behalf of our merchants. This volume does not include volume processed through our gateway-only merchants.

FOUR
LISTED
NYSE

Dear Shareholders,

I am sure everyone can agree this past year was filled with many unwelcomed and tragic events. The entire world stopped turning between the COVID pandemic, social issues, and political unrest. Many of our customers, especially those in the restaurant and hospitality industry, faced incredible challenges including a very difficult December when social distancing requirements coupled with cold weather conditions made conducting commerce daunting. I feel compelled to highlight these hardships and reiterate our corporate responsibility to help the world and our customers heal in more ways than one.

As a company, we were not immune to the impact of the pandemic, but with the amazing contributions of our employees, software partners and the perseverance of our customers, we were able to achieve some notable accomplishments.

- **Every KPI was up YOY including the number of merchants using our services, the end-to-end payment volume they processed and the revenue it produced for the company. This represents 21 consecutive years that we have grown our top line.**
- **Multiple oversubscribed capital market transactions that have significantly strengthened the balance sheet, diversified our shareholder base, and provide ample capital to invest in organic and inorganic opportunities.**
- **We acquired two amazing businesses, one of which has enhanced our eCommerce capabilities and opened up a sizable addressable market.**
- **We also released several products to address contactless payment and ordering requirements, that we believe will continue to be relevant in a post-pandemic environment.**

As we look to the year ahead, I am optimistic based on several observations.

- **Vaccinations, consumer confidence and pent-up demand have contributed to YOY End-to-End Payment volume growth in January and especially February, where we would have expected to see more seasonality and impacts from inclement weather.**
- **Organic growth initiatives have retained momentum, with new merchants continuing to adopt our end-to-end services each month, including many customers that are migrating from a legacy gateway-only product to the full stack offering.**
- **Our technology teams continue to innovate and enhance the products and services we offer, which has always provided our distribution channels with clear competitive advantages.**
- **We have made considerable progress with our inorganic initiatives, including highlighting our eCommerce platform, Shift4Shop, as well as announcing the acquisition of VenueNext, which we expect will accelerate our pursuit of payment opportunities in sports stadiums, theme parks and other venues. We are also pursuing several other strategic opportunities that we think will be quite transformative to our story.**

Though above all else, I derive the bulk of my confidence from the excitement and motivation our employees have to solve problems, win share and make commerce easier for our valued customers and partners.

Similar to the last letter, I welcome all types of feedback – from commercial opportunities to general company improvement. My contact information is below.

Sincerely,

Jared Isaacman
CEO
jared@shift4.com

Performance Highlights

Fourth Quarter

- Gross revenue for the fourth quarter of 2020 increased 4.3% to $210.9 million from $202.1 million in the prior year period. 2020 marks the 21st consecutive year of year-over-year revenue growth for Shift4 and its predecessor companies.
- Net loss for the fourth quarter of 2020 was $21.7 million or a net loss of $0.28 per share. Adjusted net loss for the fourth quarter of 2020 was $4.3 million, or $0.05 per share. (A)
- Adjusted EBITDA for the fourth quarter of 2020 was $26.7 million, up 10.8% from the prior year when normalized for the change in accounting for leased equipment.
- End-to-end payment volume was $6.8 billion for the fourth quarter of 2020, which resulted in gross revenue less network fees of $88.8 million. This compares with $6.1 billion and $84.2 million for the prior year period; an increase of 11.5% and 5.5%, respectively.
- Year-to-date 2021 end-to-end payment volume continues to recover as warmer weather and COVID-19 case counts declined. In January of 2021, end-to-end volumes increased nearly 10% from the prior year. Additionally, seven of the eight highest volume days in Shift4's history occurred during the last two weeks of February 2021.

QUARTERLY FINANCIAL METRICS

END-TO-END PAYMENT VOLUME

(SMILLION)



$6,061
$6,146
$4,240
$7,091
$6,807
Q4-19
Q1-20
Q2-20
Q3-20
Q4-20

GROSS REVENUE LESS NETWORK FEES (B)

(SMILLION)



$84.2
$79.1
$67.4
$87.7
$88.8
GROSS PROFIT
$48.6
$43.4
$31.6
$51.5
$51.3
Q4-19
Q1-20
Q2-20
Q3-20
Q4-20

ADJUSTED EBITDA (B)

(SMILLION)



$3.6
$20.7
$4.6
$17.5
$4.0
$14.8
$28.7
$26.7
NET LOSS
$(13.4)
$(5.1)
$(74.8)
$(9.8)
$(21.7)
Q4-19
Q1-20
Q2-20
Q3-20
Q4-20
Impact of converting certain hardware to operating lease accounting treatment

Q4 2020 AND YTD 2021 MONTHLY END-TO-END PAYMENT VOLUME



(5%)
(4%)
7%
17%
FEB 21 EXIT RUN RATE
OCT 20
NOV 20
DEC 20
JAN 21
FEB 21

(A) Adjusted net loss per share, which is a pro forma non-GAAP measure, is calculated using total shares outstanding of 80.6 million as of December 31, 2020, which includes 39.8 million Class A shares, 30.6 million Class B shares and 10.2 million Class C shares, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock.

(B) For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables titled "Fourth Quarter 2020 - Reconciliation to Non-GAAP Financial Measures" on the last page of this document.

Differentiated integrated payments strategy continues to drive share win and adoption of our full stack offering

STAPLES CENTER



Center

Shift4 will power a new contactless payment experience at STAPLES Center, home of the NBA's Los Angeles Lakers and Los Angeles Clippers, the NHL's Los Angeles Kings, and the WNBA's Los Angeles Sparks, as well as host for the biggest acts in music and entertainment.

BRIX HOLDINGS



Shift4 will process payments for Brix Holdings' entire portfolio of over 300 restaurant locations across the country, including six different national franchise brands: Friendly's, Smoothie Factory, Red Mango, Red Brick Pizza, Orange Leaf, and Souper Salad.

E.C. BARTON & COMPANY



BARTON'S

With over 100 retail locations across 17 states, E.C. Barton & Company's family of brands include home improvement superstore Home Outlet and full-service lumber provider Barton's, all of which will use Shift4 to process transactions through their Epicor point of sale software.

GALLAGHERS STEAKHOUSE



Gallaghers
STEAKHOUSE

As the entire restaurant industry dealt with the impact of COVID-19, New York's legendary Gallaghers Steakhouse was able to leverage Shift4's suite of contactless, mobile, and takeout solutions – including SkyTab – to continue to operate, even when indoor dining was not an option.

3dcart Is Now Shift4Shop

Our 2020 acquisition of the feature-rich eCommerce platform – which now services over 20,000+ businesses – has added exponential value to our end-to-end solution

A FRESH NEW IDENTITY


Launch Your Business In 3, 2, 1...
Rocket Fuel for Your Business
SHIFT4SHOP
Shift4Shop
Follow
Visit website
SHIFT4SHOP
Shift4Shop

MEANINGFUL PRODUCT UPDATES

- Business optimization for frictionless onboarding
- Refreshed webstore templates
- Integrated Facebook and Instagram capabilities

LOOKING AHEAD

We expect to double active site counts by end of year.


14,000
22,000
28,000
NOVEMBER 2020
MARCH 2021
2021 FY TARGET

PLATFORM GROWTH

8,000

NEW SITES

SINCE ACQUISITION

Success Stories

As SMBs leverage the platform's unique capabilities to innovate, Shift4Shop is driving significant payments volume

LVP PAINTS


LVP

Due to the large number of products offered online – from paints and powders to customized touch-up pens and other accessories – the key for LVP Paints is a user-friendly eCommerce experience, since their customers can choose from hundreds of color variants as well as options for different gloss levels, sizes, and quantities. Shift4Shop's flexible and easy-to-use design tools help keep their catalog simple and easy to navigate – without sacrificing the complexity or variety of the products they carry.

BRAZOS TRAILERS


BRAZOS

Texas-based company Brazos Trailers helps their customers find the part they need for any trailer they own. They recently launched their online store on the Shift4Shop platform, which gave the company the opportunity to design and build the entire website from the ground up. Brazos Trailers decided to use Shift4Shop's network of professional designers, who were able to build a custom site to fit the company's needs.

TENNIS COURT SUPPLY AND PICKLEBALL COURT SUPPLY



Tennis Court Supply and Pickleball Court Supply are a pair of online-only businesses owned by a former Certified Tennis Court Builder with more than 30 years of experience and expertise in the sport and industry. Being online-only stores, it is extremely important that they have efficient ways to manage their orders and inventory. Shift4Shop offers customized notifications, customer status update options, and a flexible order-management dashboard. Plus, Shift4Shop provides the tools to include all inventory and product information in an organized way.

X-PLANE.ORG



X-Plane.org is a community-run online forum dedicated to players of the popular X-Plane Flight Simulator software, from discussion of specific in-game vehicle models to piloting techniques and strategies. For the online store, called the "Org Store", they recently switched to the Shift4Shop platform, where they will be saving $999 each month in their hosting fees. They utilize Shift4Shop's wide range of product management features, including SmartCategories™, which allows for unlimited product categories, subcategories, and variants.



VENUE**NEXT**

TRANSACTION OVERVIEW


Team Jersey
$25.00
Order Now





- Shift4 has acquired VenueNext for a total consideration of $72 million in cash and stock
- The transaction closed on March 3, 2021
- VenueNext is a leader in in-venue mobile commerce, point-of-sale, and loyalty solutions and is used by teams in every major professional sports league, colleges, and other business verticals (amusement parks, corporate campuses, etc.)
- The acquisition significantly expands Shift4's presence in large and growing verticals, adding to recent wins in the sports market, and expanding TAM with entry into entertainment, universities, theme parks, airports, and other verticals
- Uniquely positions Shift4 as the only vertically integrated player combining software (Mobile & POS) + gateway + payment capabilities to run the entire venue ecosystem and reduce customer pain points
- We expect VenueNext to add $2.5 - $3 billion in end-to-end payment volume by 2023


STAPLES Center
STAPLES Center

STAPLES Center Case Study

Both organizations are organically winning marquee customers, such as the STAPLES Center in LA, and the combined value proposition will further reduce cost and complexity for customers

SHIFT4

WHY SHIFT4 WON

- **Less Complexity and Lower Cost** Removed multiple separate providers from hardware, gateway, security and processing into our single vendor solution, delivering lower cost and better service
- **Proven Track Record**
  Shift4's payment infrastructure powers half the Las Vegas strip and major enterprises throughout the U.S.

VENUENEXT

WHY VENUENEXT WON

- Mobile-first philosophy and product suite provides the ultimate fan experience
- Proven track record replacing legacy technology at multiple premium venues in every major sports league and several entertainment categories
- Mobile offering reduces hardware burden

BENEFITS OF COMBINED OFFERING

- ✓ Shift4 playbook: Bundling of payments and software further reduces complexity of working with multiple vendors
- ✓ Ability to leverage shared revenue streams to pass savings along to customers
- ✓ Deep commercial relationships on both teams enhance combined pipeline

2021 Outlook

END-TO-END PAYMENT VOLUME

We expect 2021 End-to-End Payment Volume to range between:

$36 BILLION

and

$38 BILLION

TOTAL REVENUES

Driving 2021 Revenues between:

$1.1 BILLION

and

$1.2 BILLION

GROSS REVENUES (A) LESS NETWORK FEES

Driving 2021 Gross Revenues Less Network Fees between:

$450 MILLION

and

$460 MILLION

ADJUSTED EBITDA (B)

Resulting in Adjusted EBITDA between:

$155 MILLION

and

$160 MILLION

(A) Gross profit is estimated to be approximately 60% of Gross Revenue Less Network Fees and cost of sales is estimated to be approximately 40% of Gross Revenue Less Network Fees for fiscal year 2021.
(B) Estimated adjustments from net loss to adjusted EBITDA for fiscal year 2021 are depreciation and amortization expense of approximately $100 million, interest expense of approximately $25 million, equity-based compensation expense of approximately $35 million, income taxes of $0.3 million and other nonrecurring items of approximately $25 million.

Financial Summary

4

Revision to Previously Issued Financial Statements

This financial information includes revisions to our previously issued financial statements. We identified an acquired technology asset of $4.8 million that should have been impaired during fiscal year 2018. The correction resulted in an increase to amortization expense in 2018 with subsequent decrease to amortization expense in 2019 and 2020. We also corrected a misclassification between general and administrative expenses and cost of sales of $2.0 million, $6.2 million and $4.9 million for the nine months ended September 30, 2020 and the years ended December 31, 2019 and 2018, respectively, which decreased general and administrative costs and increased cost of sales and impacted gross profit. These revisions had no impact on Revenues, Adjusted EBITDA or net cash flows. See "Revision of Previously Issued Financial Statements" in Notes 2 and 27 included in our Form 10-K for the year ended December 31, 2020, which will be filed with the SEC.

Fourth Quarter 2020
Balance Sheets

(in millions)	DECEMBER 31, 2020	DECEMBER 31, 2019
ASSETS		
Current assets		
Cash and cash equivalents	$ 927.8	$ 3.7
Accounts receivable, net of allowance for doubtful accounts of $5.7 in 2020 (2019 - $2.5)	92.7	78.6
Contract assets, net of allowance for doubtful accounts of $0 in 2020 (2019 - $2.9)	-	6.8
Inventory	1.5	8.5
Prepaid expenses and other current assets	11.5	8.8
Total current assets	$ 1,033.5	$ 106.4
Noncurrent assets		
Goodwill	$ 477.0	$ 421.3
Other intangible assets, net	186.3	209.2
Capitalized acquisition costs, net	30.2	26.4
Equipment for lease, net	36.6	-
Property, plant and equipment, net	15.1	15.4
Contract assets, net of allowance for doubtful accounts of $0 in 2020 (2019 - $1.7)	-	3.9
Other noncurrent assets	0.6	1.4
Total noncurrent assets	745.8	677.6
Total assets	$ 1,779.3	$ 784.0
LIABILITIES AND STOCKHOLDERS' EQUITY/MEMBERS' (DEFICIT)		
Current liabilities		
Current portion of debt	$ 0.9	$ 5.3
Accounts payable	60.6	58.1
Accrued expenses and other current liabilities	30.1	60.9
Deferred revenue	7.8	5.6
Total current liabilities	$ 99.4	$ 129.9
Noncurrent liabilities		
Long-term debt	$ 1,005.4	$ 636.1
Deferred tax liability	2.8	4.1
Other noncurrent liabilities	1.7	4.8
Total noncurrent liabilities	1,009.9	644.0
Total liabilities	$ 1,109.3	$ 773.9
Redeemable preferred units	$ -	$43.0
Stockholders' equity/members' (deficit)	670.0	(32.9)
Total liabilities and stockholders' equity/members' deficit	$ 1,779.3	$ 784.0

Fourth Quarter 2020
Income Statements

(in millions, except share and per share amounts)	THREE MONTHS ENDED DECEMBER 31, (unaudited)		YEAR ENDED DECEMBER 31,	
	2020	2019	2020	2019
GROSS REVENUE	$ 210.9	$ 202.1	$ 766.9	$ 731.4
Cost of sales	159.6	153.5	589.1	558.0
Gross profit	$ 51.3	$ 48.6	$ 177.8	$ 173.4
General and administrative expenses	35.2	32.3	180.0	117.1
Depreciation and amortization expense	14.8	10.5	51.9	40.2
Professional fees	4.9	3.3	10.7	10.4
Advertising and marketing expenses	1.1	1.9	4.0	6.3
Restructuring expenses	-	0.1	0.4	3.8
Transaction-related expenses	0.8	-	0.8	-
Other operating (income) expense, net	-	-	(12.4)	-
Total operating expenses	$ 56.8	$ 48.1	$ 235.4	$ 177.8
Loss from operations	(5.5)	0.5	(57.6)	(4.4)
Loss on extinguishment of debt	(9.5)	-	(16.6)	-
Other income, net	-	-	0.6	1.0
Interest expense	(8.1)	(13.4)	(40.2)	(51.5)
Loss before income taxes	(23.1)	(12.9)	(113.8)	(54.9)
Income tax benefit (provision)	1.4	(0.5)	2.4	(1.7)
Net loss	$ (21.7)	$ (13.4)	$ (111.4)	$ (56.6)
Net loss attributable to noncontrolling interests	(9.3)		(93.0)	
Net loss attributable to Shift4 Payments, Inc.	$ (12.4)		$ (18.4)	
Basic and diluted net loss per share:				
Class A net loss per share	$ (0.28)		$ (0.43)	
Weighted average common stock outstanding	35,568,189		28,148,355	
Class C net loss per share	$ (0.28)		$ (0.43)	
Weighted average common stock outstanding	13,623,542		16,882,903	

Fourth Quarter 2020
Cash Flow Statements

(in millions)	YEAR ENDED DECEMBER 31, 2020	2019	2018
OPERATING ACTIVITIES			
Net loss	$ (111.4)	$ (56.6)	$ (55.4)
Adjustment to reconcile net loss to net cash provided by operating activities			
Depreciation and amortization	84.2	62.6	70.8
Amortization of capitalized financing costs	5.4	4.0	3.7
Loss on extinguishment of debt	16.6	—	—
Deferred income taxes	(1.3)	0.2	(4.0)
Provision for bad debts	7.7	5.5	2.2
Revaluation of contingent liabilities	(6.1)	15.5	(0.3)
Impairment on software development costs	0.4	1.9	—
Equity-based compensation expense	66.2	—	—
Other noncash items	0.1	(0.4)	(0.4)
Impact of lease modifications	(12.4)	—	—
Change in operating assets and liabilities	(26.0)	(6.0)	8.9
Net cash provided by operating activities	$ 23.4	$ 26.7	$ 25.5
INVESTING ACTIVITIES			
Acquisitions, net of cash acquired	(49.8)	(60.2)	(1.5)
Residual commission buyouts	(3.9)	(3.3)	(3.7)
Acquisition of property, plant and equipment	(4.8)	(8.2)	(1.6)
Capitalized software development costs	(9.7)	(8.4)	(4.0)
Customer acquisition costs	(19.4)	(18.7)	(30.6)
Acquisition of equipment to be leased	(14.5)	—	—
Net cash used in investing activities	$ (102.1)	$ (98.8)	$ (41.4)
FINANCING ACTIVITIES			
IPO proceeds, net of underwriting discounts and commissions	372.9	—	—
Proceeds from private placement	100.0	—	—
September follow-on offering proceeds, net of underwriting discounts and commissions	93.4	—	—
Offering costs	(8.7)	—	—
Proceeds from long-term debt	1,140.0	90.0	—
Proceeds from revolving line of credit	68.5	91.0	20.0
Repayment of debt	(643.6)	(5.2)	(5.2)
Repayment of revolving line of credit	(89.5)	(90.0)	—
Payments on contingent liabilities	(1.7)	(3.1)	(3.2)
Deferred financing costs	(23.2)	(3.0)	—
Other financing activities	(5.3)	(8.7)	(0.3)
Net cash provided by financing activities	$ 1,002.8	$ 71.0	$ 11.3
Change in cash and cash equivalents	924.1	(1.1)	(4.6)
Cash and cash equivalents			
Beginning of period	3.7	4.8	9.4
End of period	$ 927.8	$ 3.7	$ 4.8

Fourth Quarter 2020
Reconciliation to Non-GAAP Financial Measures

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in millions/unaudited)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Net loss	$ (13.4)	$ (5.1)	$ (74.8)	$ (9.8)	$ (21.7)
Interest expense	13.4	13.3	11.7	7.1	8.1
Income tax (benefit) provision	0.5	0.3	(0.6)	(0.7)	(1.4)
Depreciation and amortization expense	16.5	17.6	17.9	24.2	24.5
EBITDA	**$ 17.0**	**$ 26.1**	**$ (45.8)**	**$ 20.8**	**$ 9.5**
Acquisition, restructuring and integration costs	0.8	(9.8)	12.9	1.7	(2.6)
Equity-based compensation	-	-	50.0	6.2	10.7
Impact of lease modifications	-	-	(12.4)	-	-
Other nonrecurring items	2.9	1.2	10.1	-	9.1
Adjusted EBITDA	**$ 20.7**	**$ 17.5**	**$ 14.8**	**$ 28.7**	**$ 26.7**

RECONCILIATION OF GROSS PROFIT TO GROSS REVENUE LESS NETWORK FEES
(in millions/unaudited)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Gross profit	$ 48.6	$ 43.4	$ 31.6	$ 51.5	$ 51.3
Add back: Other costs of sales	35.6	35.7	35.8	36.2	37.5
Gross revenue less network fees	**$ 84.2**	**$ 79.1**	**$ 67.4**	**$ 87.7**	**$ 88.8**

Reconciliation of Net Loss to Adjusted Net Loss
(in millions/unaudited)

	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Net loss	$ (13.4)	$ (5.1)	$ (74.8)	$ (9.8)	$ (21.7)
Acquisition, restructuring and integration costs, net of tax	0.3	(9.8)	12.9	1.7	(2.4)
Equity-based compensation	-	-	50.0	6.2	10.7
Impact of lease modifications	-	-	(12.4)	-	-
Other nonrecurring items	2.9	1.2	10.1	-	9.1
Adjusted Net Loss	$ (10.2)	$ (13.7)	$ (14.2)	$ (1.9)	$ (4.3)